UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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ALPINE TOTAL DYNAMIC DIVIDEND FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 28, 2018, representatives of Alpine Total Dynamic Dividend Fund (the “Fund”) provided a presentation to representatives of Institutional Shareholder Services Inc. regarding the Fund. A copy of this presentation is filed herewith as Exhibit I.

*        *        *        *        *

ADDITIONAL INFORMATION:

The Fund has filed its definitive proxy statement for the Special Meeting of Shareholders, to be held on March 14, 2018, together with its WHITE proxy card, with the U.S. Securities and Exchange Commission. Shareholders can obtain free additional copies of the notice of the Special Meeting and proxy statement, including the WHITE proxy card, and other documents by calling AST, the Fund’s proxy solicitor, at 1-800-331-7543.

Alpine Total Dynamic Dividend Fund (AOD)

February 2018

Alpine

Reasons for the Transaction

•	The Alpine Total Dynamic Divided fund (the “Fund”) has outperformed its benchmark since we restructured portfolio management in 2012. Over the last 5 years the Fund has paid out $373 million in distributions to shareholders.

Please see the AOD Discount Data on Slide 7 indicating the improving trends on the Fund’s discount levels

•	From inception (1/27/2007) the Fund has generated $210 million in fees and expenses. Of this number $35 million were Fund expenses, $35 million in underwriting fees with a net fee of $140 million paid to Adviser. The numbers do not reflect Adviser overhead expenses including personnel and infrastructure costs
•	Alpine Transaction — The Board’s Focus: How to Generate Investment Flow
•	The Board of Trustees of the Fund unanimously approved the proposed transaction with Alpine, including all of the independent trustees
•	Beginning 4 years ago Alpine hired consultants to review OEF and CEF opportunities and growth opportunities in today’s market
•	Met with distributors and asset managers on varying models we could implement by either partnering or in strategic transactions
•	Management and the Board undertook a thoughtful and expansive process, with management reporting quarterly to the Board on findings and analysis
•	Engaged the street and industry experts in dialogue in order to make best decision in the interest of shareholders
•	We are not exiting investment management, only the mutual fund space where scale is essential to be competitive
•	Hired UBS as financial advisor to assist in strategic solution for firm — multiple firms participated resulting in Aberdeen Standard Investments (‘ASI’) as the best partner

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Why Aberdeen Standard Investments?

•	Focused on Closed End Funds with 42 CEFs worldwide and $20bn AUM. Of which 14 Closed End Funds and $4.8bn are U.S. listed
•	Committed to U.S. CEF market since 2000
•	Dedicated CEF marketing and relationship management personnel
•	Reduction in TERs forecast for all 3 CEFs due to economies of scale, this would no longer be the case if a material tender was offered
•	CEFs are a key focus even at highest levels of the organization — group CEO Martin Gilbert attends most quarterly U.S. CEF Board meetings in-person. ASI was originally born out of UK CEF
•	The current investment policies and strategies of the Fund are not expected to change if ASI is appointed as investment adviser, providing continuity of strategy for the Fund
•	ASI brings significant additional global equity income and global REIT investment management resources of benefit to all shareholders with a proven track record of successfully managing U.S. and UK CEF’s mandate and their structure such as Murray International, which has historically traded at a premium to NAV for many years. In addition, it is expected that there will be portfolio management continuity as existing portfolio management resources are integrated with ASI’s expertise
•	Shareholder friendly and good governance such as (1) first US CEFs to repay AMPS (2) offer up/down voting on Board members (3) currently consolidating 8 Emerging market funds into 1 with a shareholder tender of between 40–50% (4) committed to never doing a discounted rights offering to NAV

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Why Not Saba? They are Not Aligned with Shareholders

•	Self-serving agenda with no meaningful proposal for shareholders
•	Saba’s arguments are flawed as we believe their information is factually incorrect with respect to fees and performance
•	We believe Hedge Funds like Saba are not aligned with shareholders and they are not concerned with stock portfolio growth — increasing the Fund’s net asset value (NAV) — because they are focused solely on shrinking of the discount (or spread) between market price and NAV
•	We believe Saba profits primarily when the discount narrows. Whereas most shareholders make money when NAV growth leads to market price moving higher
•	This is why Saba’s stated objective of derailing the vote is to force a purchase of shares at NAV, giving them “an opportunity to realize immediate gains,” even though this could hurt long-term shareholders, by impacting expense ratios
•	Saba is a short-term investor… the bulk of Saba’s shares were just purchased during 2017, so their view is not long term

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Morningstar Performance Data

		ONE YEAR		THREE YEARS		FIVE YEARS		TEN YEARS		SINCE INCEPTION
		2/1/2017		2/1/2015		2/1/2013		2/1/2008		1/26/2007
		1/31/2018		1/31/2018		1/31/2018		1/31/2018		1/31/2018
Group/Investment	Ticker	Return	Peer group percentile	Return	Peer group percentile	Return	Peer group percentile	Return	Peer group percentile	Return	Peer group percentile

AOD Category CY 2017
Peer Group Median		25.65		9.07		8.61*		4.98		4.66
Alpine Global Dynamic Dividend	AGD	26.74	34	11.78	20	11.30	20	1.46	85	0.90	89
Alpine Total Dynamic Dividend	AOD	25.91	53	11.97	40	11.70*	27	1.70	92	1.10	85
BlackRock Enhanced Glbl Div Trust	BOE	16.01	67	7.60	73	6.91	73	4.02	57	4.48	56
Calamos Global Total Return	CGO	28.81	20	11.57	27	8.83	47	6.93	15	7.33	12
Clough Global Equity	GLQ	33.11	7	8.40	67	8.39	53	5.26	29	5.24	34
Cohen & Steers Glb Inc Builder	INB	17.29	60	7.42	80	7.96	67	4.98	43
EV Tax Adv Global Dividend Inc	ETG	26.73	40	11.33	34	11.84	7	5.07	36	4.84	45
JH Hedged Equity & Income Fund	HEQ	15.19	80	9.10	47	8.27	60
JH Tax Advantaged Global Shareholder Yld	HTY	14.22	86	5.10	93	6.01	86	4.98	50
Lazard Glb Total Return & Income	LGI	36.46	1	13.03	7	9.37	40	5.75	22	5.63	23
Lazard World Dividend & Income	LOR	26.23	47	5.78	86	4.43	93	3.85	64	3.62	67
Nuveen Tax-Adv Div Growth	JTD	28.43	27	11.86	14	11.38	14	8.53	8
PIMCO Global StocksPLUS & Income	PGP	30.29	14	17.40	1	13.77	1	13.89	1	12.24	1
Virtus Total Return Fund Inc.	ZF	13.90	93	9.04	53	10.32	34	2.24	78	-2.78	100
Voya Global Equity Dividend&Premium Opp	IGD	15.85	73	8.71	60	6.87	80	3.78	71	3.40	78
Wells Fargo Global Dividend Opportunity	EOD	12.35	100	0.64	100	3.95	100	0.83	100
Benchmark 1: S&P 500 TR USD		26.41		14.66		15.91		9.78		8.71

Number of investments ranked			16		16		16		15		10

*	Strong performance over 5 year period against peer group

SOURCE: MORNINGSTAR DIRECT

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Quarterly Performance Data

Performance over past 5 years periods has been strong

(Data as of 12/31/17)

Source: State Street

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AOD Discount Data

Source: Bloomberg. Data as of 2/27/18

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Aberdeen CEF Lineup Discounts

Aberdeen Standard Investments US Listed CEFs

Ticker	Name	NAV Ticker	AUM ($mm)	NAV Discount
IAF	ABERDEEN AUSTRALIA EQUITY FD	XIAFX	148	-1.3%
FCO	ABERDEEN GLOBAL INCOME FUND	XFCOX	81	-4.6%
ACP	ABERDEEN INCOME CREDIT STRAT	XACPX	199	-7.5%
FEO	FIRST TRUST ABERDEEN EMG OPP	XFEOX	95	-8.2%
GRR	ASIA TIGERS FUND INC	XGRRX	51	-8.3%
IF	ABERDEEN INDONESIA FUND INC	XXIFX	82	-8.3%
CH	ABERDEEN CHILE FUND INC	XXCHX	97	-8.6%
LAQ	ABERDEEN LATIN AMERICAN EQTY	XLAQX	240	-8.6%
SGF	ABERDEEN SINGAPORE FUND INC	XSGFX	109	-8.7%
GCH	ABERDEEN GREATER CHINA FUND	XGCHX	131	-8.8%
ABE	ABERDEEN EMERGING MARKETS SM	XABEX	161	-9.0%
ISL	ABERDEEN ISRAEL FUND INC	XISLX	91	-9.5%
FAX	ABERDEEN ASIA-PAC INCOME FD	XFAPX	1,383	-10.8%
IFN	INDIA FUND INC	XIFNX	857	-11.7%
FAM	FIRST TRUST ABERDEEN GLOBAL	XFAMX	169	-11.8%
JEQ	ABERDEEN JAPAN EQUITY FUND I	XJEQX	143	-11.9%

Totals, Averages			4,036	-8.6%

Ticker	Name	NAV Ticker	AUM ($mm)	NAV Discount
MYI LN	MURRAY INTERNATIONAL TR-O	N/A	2,099	5.6%
AOD	ALPINE TOTAL DYNAMIC DIVIDEN	XAODX	1,116	-8.1%

Source: Bloomberg. NAVs as of 2/26/18

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